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                                                                   EXHIBIT 10.18

     Dear Linus,

     I write to confirm your consent, as owner of the LINUX mark, to our perpetual use, worldwide, of LINUX in product names and company names that we shall own. We understand that this consent is based upon the facts that our products are based upon or related to the genuine LINUX Kernel, and that the company's activities are substantially related to implementation and development of products that are based upon or related to the genuine LINUX Kernel. Although in a consent agreement there is no formal requirement of quality control, we agree that the relationship of our products to the genuine LINUX Kernel assures the public of the quality it expects in products and activities that are associated in any way with the LINUX mark.

     Based on this consent, we plan to incorporate the word "Linux" in our company name; in our product names; and in names, phrases, and logos that will be used for marketing and advertising purposes. You understand that we will be relying upon this consent in our commercial activities, including the development of valuable brands that we shall own independently - although, of course, we would not claim ownership to the LINUX brand itself. We further understand that this consent will extend to any successor business of our company.

     At your request, we enclose a check payable to Linux International in the amount of $1000.00 in return for your consent. We ask that you signal your formal agreement by signing a copy of this letter below and returning it to us. If you have any questions, please do not hesitate to contact me.


                                        Yours very truly,
                                        VA LINUX SYSTEMS, INC.


                                        /s/ LARRY M. AUGUSTIN
                                        ------------------------------------
                                        Larry M. Augustin, President and CEO

     I agree to the foregoing and consent to the use of LINUX as described above.

/s/ LINUS TORVALDS
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Linus Torvalds